Exhibit 23.1



                               KYLE L. TINGLE, CPA






To Whom It May Concern:                                       November 6, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of November 6, 2002 accompanying the audited financial statements of Magnolia Ventures, Inc., as of September 30, 2002 and December 31, 2001, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE


Kyle L. Tingle, CPA, LLC



P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.